EXHIBIT 11.2

                                                      EXHIBIT 11.2



                         AVON PRODUCTS, INC.
            COMPUTATION OF FULLY DILUTED INCOME PER SHARE
                (In millions, except per share data)


                                                   Three months ended
                                                      September 30
                                                   ------------------
                                                   1996          1995
                                                   ----          ----

Weighted average shares of common stock:

  Weighted average shares outstanding during
    the period................................. 132.934       136.039*
  Common stock equivalents. ...................   1.070          .484
                                                -------       -------
  Weighted average shares for fully diluted
    income per share computation............... 134.004       136.523*
                                                =======       =======

Net income...................................   $  62.5       $  55.2
                                                =======       =======


Fully diluted income per share...............   $   .47       $   .40*
                                                =======       =======


*Restated to reflect a two-for-one stock split distributed in June
 1996.

                                                      EXHIBIT 11.2



                         AVON PRODUCTS, INC.
            COMPUTATION OF FULLY DILUTED INCOME PER SHARE
                (In millions, except per share data)


                                                  Nine months ended
                                                    September 30
                                                  -----------------
                                                   1996        1995
                                                   ----        ----

Weighted average shares of common stock:

  Weighted average shares outstanding during
    the period................................. 133.905     136.764*
  Common stock equivalents. ...................   1.104        .495
                                                -------     -------
  Weighted average shares for fully diluted
    income per share computation............... 135.009     137.259*
                                                =======     =======

Net income...................................   $ 185.9     $ 170.0
                                                =======     =======


Fully diluted income per share...............   $  1.38     $  1.24*
                                                =======     =======


*Restated to reflect a two-for-one stock split distributed in June
 1996.